UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2014

HILLS BANCORPORATION
(Exact name of Registrant as specified in its charter)

Commission File Number 0-12668

Iowa	42-1208067
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employee Identification No.)

131 Main Street, Hills, Iowa 52235
(Address of principal executive office)

Registrant's telephone number, including area code: (319) 679-2291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On November 25, 2014, Hills Bancorporation concluded that it will record an impairment charge for the entire principal balance of 7 commercial and financial loans aggregating $1.97 million relating to one of the Company’s borrowing relationships.   The potential impairment related to this relationship was brought to the Company’s attention on October 29, 2014 when management became aware of circumstances calling into question the adequacy of collateral securing these loans.  The potential impairment was reported as a Subsequent Event in the Company’s quarterly report on Form 10-Q for the fiscal periods ended September 30, 2014.   Since filing its most recent Form 10-Q, the Company has continued to evaluate this borrowing relationship and now believes that the value of collateral associated with these loans is insufficient to mitigate a potential loss.  Further, it appears uncertain that any additional collateral will be pledged by the borrower to secure the loans in question.  The Company does not anticipate that this impairment charge will result in any future loss by the Company.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: December 2 , 2014	/s/ Dwight O. Seegmiller
Dwight O. Seegmiller, Director, President and Chief Executive Officer